Exhibit 99.1

NEWS RELEASE

CONTACTS:	6140 Stoneridge Mall Road
Albert G. White, III	Suite 590
VP, Investor Relations and Treasurer	Pleasanton, CA 94588
925-460-3663
Kim Duncan	www.coopercos.com
Director, Investor Relations
ir@coopercompanies.com

FOR IMMEDIATE RELEASE

THE COOPER COMPANIES ANNOUNCES THIRD QUARTER 2010 RESULTS

PLEASANTON, Calif., September 2, 2010 — The Cooper Companies, Inc. (NYSE: COO) today announced financial results for the fiscal third quarter ended July 31, 2010.

•	Revenue increased 4% year-over-year to $295.6 million. CooperVision (CVI) revenue up 3% to $249.0 million, and CooperSurgical (CSI) revenue up 5% to $46.6 million.

•	GAAP earnings per share (EPS) 86 cents, up from 48 cents or 79% from last year’s third quarter. Non-GAAP EPS 91 cents. See “Reconciliation of Non-GAAP EPS to GAAP EPS” shown below.

•	Third quarter free cash flow $58.4 million.

Commenting on the results, Robert S. Weiss, Cooper’s president and chief executive officer said, “We are very pleased with our performance this quarter. We gained market share within CVI, posted strong margins in CVI and CSI, generated solid EPS growth, and once again delivered significant free cash flow. We are raising our EPS and free cash flow guidance for the remainder of the year and believe we are well positioned to continue delivering strong operating results.”

Third Quarter GAAP Operating Highlights

•	Revenue $295.6 million, 4% above third quarter 2009, 6% in constant currency.

•

Gross margin 60% compared with 51% in last year’s third quarter. The improvement was driven primarily by manufacturing efficiency gains within CVI, offset by costs associated with the 2009 CVI manufacturing restructuring plan.

•	Operating margin 17% compared with 12% in last year’s third quarter. The higher operating margin was driven by gross margin improvements partially offset by higher operating expenses.

•	Depreciation and amortization expense $23.9 million.

•	Interest expense $8.7 million or 3% of sales vs. $11.1 million or 4% of sales in last year’s third quarter. Interest expense decreased primarily as a result of lower debt.

•	Total debt decreased $66.3 million from last quarter to $646.7 million. Total availability under the Company’s $650.0 million revolver was $365.0 million.

•

Cash provided by operations $75.3 million and capital expenditures $16.9 million resulted in free cash flow of $58.4 million. Trailing twelve month cash provided by operations $281.5 million and capital expenditures $60.9 million resulted in free cash flow of $220.6 million.

Third Quarter CooperVision (CVI) GAAP Operating Highlights

•	Revenue $249.0 million, up 3% from last year’s third quarter, up 6% in constant currency.

•	Revenue by category:

				Constant Currency
	(In millions) 3Q10	% of CVI Revenue 3Q10	%chg y/y	%chg y/y
Toric	$76.1	31%	9%	12%
Multifocal	18.4	7%	-7%	-4%
Single-use sphere	53.5	22%	10%	8%
Non single-use sphere, other	101.0	40%	-2%	4%

Total	$249.0	100%	3%	6%

•	Revenue by geography:

				Constant Currency
	(In millions) 3Q10	% of CVI Revenue 3Q10	%chg y/y	%chg y/y
Americas	112.4	45%	6%	7%
EMEA	89.6	36%	-1%	10%
Asia Pacific	47.0	19%	5%	-2%

Total	249.0	100%	3%	6%

•	Selected revenue by material:

				Constant Currency
	(In millions) 3Q10	% of CVI Revenue 3Q10	%chg y/y	%chg y/y
Proclear	$70.8	28%	3%	6%
Silicone hydrogel	$58.7	24%	89%	94%

•	Gross margin 58% compared with 49% in the third quarter of 2009.

•	Operating margin 19% compared with 12% in last year’s third quarter.

Third Quarter CooperSurgical (CSI) GAAP Operating Highlights

•	Revenue $46.6 million, up 5% from last year’s third quarter, organic growth 1%.

•	Revenue by category:

	(In millions) 3Q10	% of CSI Revenue 3Q10	%chg y/y
Office	$26.1	56%	-2%
Hospital	17.0	36%	18%
Fertility Clinic	3.5	8%	5%

Total	$46.6	100%	5%

•

Gross margin 66%, up from 62% in the third quarter of 2009. The higher gross margin included the receipt of a one-time settlement of $1.5 million resolving a vendor dispute. Without this gain, the gross margin would have been comparable to last year.

•	Operating margin 25%, up from 24% in last year’s third quarter. The improvement was driven by the one-time settlement gain offset by higher sales and marketing costs.

2010 Guidance

The Company amends its full-year 2010 guidance. Guidance is summarized as follows:

	YTD 2010A	4Q10 Guidance	New FY10 Guidance	Old FY10 Guidance
Revenues (In millions)
CVI	$707	$245 -$255	$952 -$962	$925 -$975
CSI	$138	$47 - $52	$185 -$190	$185 -$195
Total	$845	$292 -$307	$1,137 -$1,152	$1,110 -$1,170
EPS
GAAP	$1.40	$0.82 -$0.90	$2.22 - $2.30	$1.76 - $1.86
Non-GAAP*	$2.01	$0.82 -$0.90	$2.83 - $2.91	$2.50 - $2.60
Free Cash Flow (In millions)	$162	$15 -$25**	$177 - $187	$140 - $160

*	Excludes the impact of the litigation settlement and related charges, the 2009 CooperVision manufacturing restructuring plan and CooperSurgical acquisition costs. See “Reconciliation of Non-GAAP EPS to GAAP EPS” shown below.
**	Reflects the fiscal fourth quarter payment of $27.0 million for the litigation settlement.

Reconciliation of Non-GAAP EPS to GAAP EPS

To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. As indicated in the table below, the non-GAAP measures exclude the securities class action litigation settlement and related charges, restructuring costs and costs related to acquisitions. We exclude these items because we do not consider them reflective of our ongoing operating performance. Our non-GAAP financial results and guidance are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements and guidance prepared in accordance with GAAP. Our management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods.

Non-GAAP operating income, net income and diluted EPS results and guidance exclude costs related to the securities class action litigation settlement, the 2009 CooperVision manufacturing restructuring plan announced in August 2009, and costs related to CooperSurgical acquisitions. Non-GAAP diluted EPS for the fiscal third quarter of 2010 excluded related costs of 5 cents per share. We incurred costs in the fiscal third quarter of 2009 related to the 2009 CooperVision manufacturing restructuring plan of 6 cents per share.

The settlement costs associated with the securities class action litigation are recognized as a pre-tax litigation settlement charge of $27.0 million along with related $0.4 million in YTD pre-tax unreimbursed legal fees. The restructuring costs, primarily severance and costs associated with assets, related to the pending closure of the Norfolk manufacturing plant are recorded primarily in cost of sales. We expect to recognize total pre-tax restructuring charges under this plan of approximately $24.0 million. We recognized $5.1 million in fiscal 2009, $12.6M in the first three fiscal quarters of 2010 ($2.3 million in fiscal Q1, $3.6 million in fiscal Q2, and $6.7 million in fiscal Q3), and anticipate approximately $3.4 million in the fourth fiscal quarter of 2010 and approximately $2.9 million in the first fiscal quarter of 2011. The acquisition costs, principally legal and other due diligence costs, are primarily recorded in selling, general and administrative expense. We believe it is useful for investors to understand the effects of these litigation, restructuring and acquisition costs on our total operating results.

We also report revenue growth using the non-GAAP financial measure of constant currency revenue. Management presents and refers to constant currency information so that revenue results may be evaluated excluding the effect of foreign currency rate fluctuations. To present this information, current period revenue for entities reporting in currencies other than United States dollars are converted into United States dollars at the average foreign exchange rates for the corresponding period in the prior year.

	Three Months Ended July 31,
	2010 GAAP	Adjustments	2010 Non-GAAP
Operating income	$51,396	$6,966	$58,362
Income before income taxes	$43,652	$6,966	$50,618
Provision for income taxes	$3,925	$4,278	$8,203
Net income	$39,727	$2,688	$42,415

Diluted EPS	$0.86	$0.05	$0.91

	Fiscal 2010 EPS Guidance
	2010 GAAP	Adjustments	2010 Non-GAAP
4Q10 Diluted EPS	$0.82 -$0.90	—	$0.82 -$0.90
FY10 Diluted EPS	$2.22 -$2.30	$0.61	$2.83 -$2.91

Conference Call and Webcast

The Company will host a conference call today at 5:00 PM ET to discuss its fiscal third quarter 2010 financial results. The dial in number in the United States is +1-800-638-4817 and outside the United States is +1-617-614-3943. The passcode is 41313567. There will be a replay available approximately two hours after the call ends until Thursday, September 9, 2010. The dial in number for the replay in the United States is +1-888-286-8010 and outside the United States is +1-617-801-6888. The replay passcode is 65426351. This call will be broadcast live on our website at www.coopercos.com and at www.streetevents.com. A transcript will be available on our website within 24 hours after the conference call.

About The Cooper Companies

The Cooper Companies, Inc. (www.coopercos.com) is a global medical products company that serves the specialty healthcare market through its subsidiaries CooperVision and CooperSurgical. Corporate offices are in Pleasanton, CA.

CooperVision (www.coopervision.com) develops, manufactures and markets a broad range of contact lenses for the worldwide vision correction market. Dedicated to enhancing the contact lens experience for practitioners and patients, CooperVision specializes in lenses for astigmatism, presbyopia and ocular dryness. Headquartered in Pleasanton, CA, it manufactures in: Juana Diaz, Puerto Rico; Norfolk, VA; Rochester, NY; Adelaide, Australia; and Hamble and Hampshire, UK.

CooperSurgical (www.coopersurgical.com) develops, manufactures and markets medical devices, diagnostic products, and surgical instruments and accessories used primarily by gynecologists and obstetricians. CooperSurgical is a leader in the U.S. Ob-Gyn market, and its major manufacturing and distribution facilities are located in Trumbull, CT; Pasadena, CA; and Stafford, TX.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact, including all statements regarding anticipated growth in our revenue, CooperVision’s manufacturing restructuring plan and expected results of operations, integration of any acquisition, and litigation are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.

Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in global or regional general business, political and economic conditions due to the current global economic downturn, including the impact of continuing uncertainty and instability of U.S. and international credit markets that may adversely affect the Company’s or its customers’ ability to meet future liquidity needs; limitations on sales following new product introductions due to poor market acceptance; new competitors, product innovations or technologies; the Company’s failure to realize anticipated savings, or its incurrence of unexpected costs, from CooperVision’s manufacturing restructuring plan; a major disruption in the operations of our manufacturing, research and development or distribution facilities due to technological problems, natural disasters, CooperVision’s manufacturing restructuring plan or other causes; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel and other hydrogel lenses; the impact of acquisitions or divestitures on revenues, earnings or margins; losses arising from pending or future litigation or product recalls; interest rate and foreign currency exchange rate fluctuations; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill; changes in U.S. and foreign government regulation of the retail optical industry and of the healthcare industry generally; changes in tax laws or their interpretation and changes in effective tax rates; dilution to earnings per share from acquisitions or issuing stock and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, as such Risk Factors may be updated in quarterly filings.

We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets

(In thousands)

(Unaudited)

	July 31, 2010	October 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$3,240	$3,932
Trade receivables, net	190,055	170,941
Inventories	234,315	260,846
Deferred tax assets	29,906	23,360
Other current assets	33,754	44,799

Total current assets	491,270	503,878

Property, plant and equipment, net	569,748	602,568
Goodwill	1,256,488	1,257,029
Other intangibles, net	118,528	114,700
Deferred tax assets	25,725	27,781
Other assets	41,281	45,951

	$2,503,040	$2,551,907

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$22,298	$9,844
Accrued litigation settlement	27,000	—
Other current liabilities	174,878	165,570

Total current liabilities	224,176	175,414

Long-term debt	624,373	771,630
Other liabilities	45,175	48,065
Deferred tax liabilities	15,205	16,456

Total liabilities	908,929	1,011,565

Stockholders’ equity	1,594,111	1,540,342

	$2,503,040	$2,551,907

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Income

(In thousands, except earnings per share amounts)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2010	2009	2010	2009
Net sales	$295,635	$285,230	$845,165	$796,966
Cost of sales	119,649	138,835	355,923	359,380

Gross profit	175,986	146,395	489,242	437,586
Selling, general and administrative expense	111,265	100,038	323,183	288,735
Research and development expense	8,588	7,737	24,788	25,032
Restructuring costs	14	462	424	3,416
Amortization of intangibles	4,723	4,233	13,439	12,490

Operating income	51,396	33,925	127,408	107,913
Interest expense	8,729	11,085	28,684	33,372
Litigation settlement charge	0	0	27,000	0
Other income (expense), net	985	(155)	(1,174)	8,249

Income before income taxes	43,652	22,685	70,550	82,790
Provision for income taxes	3,925	777	5,945	12,360

Net income	$39,727	$21,908	$64,605	$70,430

Diluted earnings per share	$0.86	$0.48	$1.40	$1.55

Number of shares used to compute earnings per share	46,402	45,694	46,232	45,368

Soft Contact Lens Revenue Update

Worldwide Market vs. CooperVision (Constant Currency)

The data below is extracted from a compilation of industry participants’ revenue by the Contact Lens Institute (CLI), an independent market research firm. This data is compiled using gross product sales at foreign exchange rates set by CLI. It therefore excludes items such as discounts, rebates, currency hedges and freight reimbursements.

Worldwide Manufacturers’ Soft Contact Lens Revenue

(U.S. dollars in millions; constant currency; unaudited)

	Calendar 2Q10			Calendar YTD 2010
	Market	Market Change	CVI Change	Market	Market Change	CVI Change
Sales by Category
Spheres	$1,239	3%	6%	$2,445	4%	7%
Torics	295	8%	16%	589	10%	16%
Multifocal	78	20%	(2%)	152	21%	4%

WW Soft Contact Lenses	$1,612	5%	8%	$3,186	5%	10%

Sales by Modality
Single Use	$577	8%	10%	$1,109	9%	12%
Other	1,035	3%	7%	2,077	4%	9%

WW Soft Contact Lenses	$1,612	5%	8%	$3,186	5%	10%

Sales by Material
Hydrogel	$964	(4%)	(6%)	$1,922	(3%)	(5%)
Silicone Hydrogel	648	21%	99%	1,264	21%	116%

WW Soft Contact Lenses	$1,612	5%	8%	$3,186	5%	10%

Sales by Geography
Americas	$619	7%	8%	$1,255	6%	11%
EMEA	499	4%	11%	971	6%	11%
Asia Pacific	494	3%	3%	960	4%	3%

WW Soft Contact Lenses	$1,612	5%	8%	$3,186	5%	10%

United States	$533	7%	8%	$1,087	6%	11%
International	1,079	4%	8%	2,099	5%	9%

WW Soft Contact Lenses	$1,612	5%	8%	$3,186	5%	10%

COO-E

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